UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2025

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota		55359
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Arrangement with Dr. Bodor

As previously disclosed on a Current Report on Form 8-K filed by Proto Labs, Inc., a Minnesota corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), on May 21, 2025, Robert Bodor ceased to be the President and Chief Executive Officer of the Company, effective as of May 20, 2025 (the “Transition Date”). In connection with Dr. Bodor’s departure, Dr. Bodor and the Company entered into a Consulting Agreement, dated May 20, 2025 (the “Prior Consulting Agreement”), pursuant to which Dr. Bodor agreed to provide services to support the transition of management through May 25, 2025.

On May 24, 2025, the Company and Dr. Bodor extended the term of the Prior Consulting Agreement until May 28, 2025 to negotiate the terms a longer-term consulting arrangement.

On May 28, 2025, the Company and Dr. Bodor entered into a new consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Bodor will provide transitional consulting services to the Company in exchange for a monthly consulting fee of $5,000 per month. The term of the Consulting Agreement will continue through November 11, 2025, subject to Dr. Bodor signing, and not rescinding, a customary general waiver and release of claims. The Company may terminate the Consulting Agreement as a result of a material breach of the Consulting Agreement or the terms of the general waiver and release of claims.

Pursuant to the Consulting Agreement, Dr. Bodor is entitled to hold all vested stock options granted to him under the Proto Labs’ Amended and Restated 2022 Long-Term Incentive Plan in accordance with their terms until the earlier of (1) his exercise of such stock options, or (2) the termination or expiration of the Consulting Agreement, at which point all unvested and unexercisable portions of any outstanding options will be forfeited without consideration, but the currently vested and exercisable portions of options may be exercised for a period of three months after the date of such termination or expiration and will terminate upon the expiration of such period.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement as set forth in Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated May 20, 2025, by and between Proto Labs, Inc. and Robert Bodor (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on May 21, 2025)
10.2	Consulting Agreement, dated May 28, 2025, by and between Proto Labs, Inc. and Robert Bodor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	May 30, 2025	By:	/s/ Daniel Schumacher
Daniel Schumacher
Chief Financial Officer